EXHIBIT 22.2
☒
PLEASE MARK VOTES
AS IN THIS EXAMPLE

BARBEQUES GALORE LIMITED:	ORDINARY BUSINESS
	1. To receive the financial statements of the Company and of the consolidated entity for the year ended January 31, 2001 and the report of the auditors thereon.	**non-voting**

	2. To elect two directors.	For Against Abstain

CONTROL NUMBER:	a. Mr. John Price retires by rotation in accordance with the provision of Article 63 of the Company’s Constitution and being eligible, offers himself for re- election.	☐ ☐ ☐

	b. Mr. Sam Linz retires by rotation in accordance with the provision of Article 63 of the Company’s Constitution and being eligible, offers himself for re- election.	☐ ☐ ☐

GENERAL

	3. To transact any business which may be lawfully brought forward.	**non-voting**

	Mark box at right if you wish to give a discretionary proxy to a member or members of the Board of Directors. PLEASE NOTE: Marking the box to the right voids any other instructions marked above.	☐

Please be sure to sign and date this Voting Instruction Card	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
Date Date

ADR Holding sign here	Co-owner sign here

          DETACH CARD
DETACH CARD

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”)
REPRESENTING ORDINARY SHARES OF
BARBEQUES GALORE LIMITED
(CUSIP Number: 067091108)

Morgan Guaranty Trust Company of New York (the “Depositary”) has received advice that the twentieth Annual General Meeting (the “Meeting”) of Barbeques Galore Limited (the “Company”) will be held at 327 Chisholm Road, Auburn, New South Wales, Australia, on Tuesday, June 26,200l at 9: 00 a.m., and at any adjournment thereof.

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADRs, kindly execute and forward to Morgan Guaranty Trust Company of New York, the attached Voting Instruction Card. The enclosed postage paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such manner as to show clearly whether you desire the Nominee or the Nominees of the Depositary to vote for or against or abstain from the Resolutions, as the case may be. You may include instructions to give a discretionary proxy to a member or members of the Board of Directors. Only the registered holders of record at the close of business May 18. 2001 will be entitled to execute the attached Voting Instruction Card.

Morgan Guaranty Trust Company of New York, Depositary

Dated: May 25, 2001

BARBEQUES GALORE LIMITED

Morgan Guaranty Trust Company of New York, Depositary
P. O. Box 9383, Boston, MA 02205-9958

The undersigned, a registered holder of ADRs representing Ordinary Shares of Barbeques Galore Limited, of record May 18, 2001, hereby requests and authorizes, the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote the underlying Ordinary Shares of the Company represented by such ADRs, on the Resolutions at the Meeting of the Company to be held at 327 Chisholm Road, Auburn, New South Wales, Australia, on Tuesday, June 26, 200l at 9: OO a. m., and at any adjournment thereof.

These instructions, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to a member or members of the Board of Directors, the underlying Ordinary Shares represented by your ADRs will be voted by such member or members in their discretion. If these instructions are properly signed and dated, but no direction is made, the underlying Ordinary Shares represented by such ADRs will be voted by the Depositary FOR all Resolutions at the Meeting.

NOTE:    In order to have the aforesaid shares voted, this Voting Instruction Card must be returned before 3:00 p.m., June 20, 200l.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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